                                                                   EXHIBIT 10.30

                                     LEASE

     Skyline Builder's, Inc. ("Landlord"), a Minnesota corporation, hereby leases to FSI International, Inc. ("Tenant"), a Minnesota corporation, and FSI International, Inc. hereby leases from Skyline Builders, Inc., that certain portion, as outlined in the drawing attached as Exhibit A, and containing approximately 125,800 square feet (the "Premises"), of that certain building (the "Building") known as 312 Lake Hazeltine Drive, Chaska, Minnesota, located on the legal parcel (the "Parcel") described as Tract C, Registered Land Survey No. 51, Files of Registrar of Titles, Carver County, Minnesota, on the terms and conditions set forth below.

     1. Arrangements For Fixing Commencement Date. Landlord will immediately
        __________________________________________
notify Tenant telephonically once Landlord acquires fee title to the Parcel. The date of such notice is hereinafter referred to as the "Commencement Date." Tenant will thereupon have the right to enter the Premises for the purpose of designing and constructing Alterations (as hereafter defined) and the right to use the Premises in any manner permitted by this Lease. Landlord will cooperate with Tenant to give Tenant as much advance notice as is reasonably practical of any closing in which Landlord expects to acquire fee title to the Parcel.

     2. Cancellation Rights. Tenant and Landlord shall each have the right to
        ____________________
cancel this Lease, without further obligation to the other (except that Landlord will refund any security deposit or prepaid Rent) if, for whatever reason, Landlord has not acquired fee title to the Parcel by September 1, 1995.

     3. Square Footage. Preliminary measurements indicate that the Premises
        _______________
contains 125,800 square feet. Prior to the Commencement Date, Landlord may (and, if requested by Tenant, Landlord will) have an architect, engineer, or surveyor remeasure the Premises, at Landlord's expense, from the outside edges of the perimeter walls to the middle of any demising walls. Landlord will promptly notify Tenant of the results. As used in this Lease, "Square Footage" means 125,800 square feet; provided, however, that if such an architect, engineer, or surveyor remeasures the Premises pursuant to the previous sentence, "Square Footage" will mean the square footage of the Premises, as thus measured, without deduction for any columns, stairwells, elevators, or other unusable space within the boundary walls of the Premises.

     4. Term. The Term of this Lease is a period (the "Initial Term") starting
        _____
on the Commencement Date and ending at 11:59 p.m. on the last day of the calendar month in which the fifth year anniversary of the "Rent Start Date" (as hereinafter defined) occurs. Provided, however, that Landlord hereby grants Tenant the option, to be exercised, if at all, only by giving Landlord written notice at least 180 days prior to the expiration of the



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Initial Term (with time being of the essence), to extend the Term for an additional five year period (the "Renewal Term") commencing on the day following the last day of the Initial Term. Provided further, however, that Tenant may exercise this option only while it is not in Default and only prior to the time, if any, in which it is dispossessed because of a Default. The word "Term," as used herein, shall mean the Initial Term or, after Tenant timely and effectively exercises its renewal option, the Initial Term plus the Renewal Term.

     5. Premises Condition. Landlord warrants that all electrical, mechanical,
        ___________________
structural, and plumbing systems, serving the Premises within the Building as of the date of this Lease, will be in good working condition on the Commencement Date. At its own expense, Landlord will install one passenger elevator serving the mezzanine portion of the Premises, will enclose and finish the two existing stairwells serving the area of the mezzanine portion of the Premises above the present site of the office-finished space on the ground floor, and will construct demising walls separating the Premises from adjacent space in the Building. Landlord will make these improvements as soon as reasonably possible after the Commencement Date. The specifications for these improvements shall be left to Landlord's discretion, provided, however, that these specifications shall conform to all applicable building code requirements, and provided further that these improvements will be done in a good and workmanlike manner. Except as expressly provided in this Article, Tenant is leasing the Premises "as is," without any warranty whatsoever as to the physical condition or suitability of the Premises, Building, or Parcel. Tenant acknowledges that it has inspected the Premises prior to signing this Lease and that it is in no way relying on any representation or warranty by Landlord or any agent of Landlord, other than those expressly contained in this Lease, as to the physical condition of the Premises or its suitability, legal, structural, functional, or otherwise, for Tenant's intended purposes.

     6. Base Rent. Base Rent will be due and owing from Tenant to Landlord, in
        __________
advance, in the following amounts and at the following times:

     A. On the Rent Start Date: the sum of $36,692 (i.e., 125,800 x $3.50/12) multiplied by a fraction whose numerator is the number of days (starting with the Rent Start Date) remaining in the calendar month in which the Rent Start Date occurs, and whose denominator is the total number of days in that calendar month.

     B. On the first day of the next calendar month and each successive month thereafter during the Initial Term: the sum of $36,692.

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     C. On the first day of the next calendar month and each successive month thereafter during the first three years of the Renewal Term: the sum of $42,248 (i.e., 125,800 x $4.03/12).

     D. On the first day of the next calendar month and each successive month thereafter during the remainder of the Renewal Term: the sum of $45,183 (i.e., 125,800 V. $4.31/12).

     E. Notwithstanding the foregoing, Base Rent amounts will be subject to a multiplier in case of any holdover as provided in Article 19.

     F. All of the foregoing sums assume the Square Footage will be 125,800. If and when the Square Footage changes from 125,800, the foregoing sums and the sum described in paragraph H, below, will automatically be adjusted proportionately.

     G. The term "Rent Start Date" means the earliest of (a) the 60th day after each party has signed and delivered to the other party or its agent, a copy of the Lease, (b) the day on which Tenant first stores any inventory (other than materials and equipment to be used to construct the Alterations, as defined hereinafter) in the Premises, (c) the day on which any of Tenant's employees or agents first use any of the Premises as office space, or (d) October 1, 1995.

     H. On signing this Lease, Tenant will deposit $36,696 with Landlord. This money is in addition to the Security Deposit required elsewhere in this Lease and the prepayment of Additional Rent likewise required elsewhere in this Lease. Landlord will apply this sum to the payment of Base Rent due on the Rent Start Date, and will apply the balance, if any, as a credit against the Base Rent first due under paragraph B.

     7. Additional Rent.
        ________________

     A. On the first day of each successive month during each calendar year or partial calendar year of the Term, Tenant will pay, as Additional Rent, 1/12th of Tenant's Proportionate Share of the total amount, as estimated by Landlord, of Operating Expenses and Real Estate Taxes. Landlord will use its best efforts to give Tenant written notice of this estimated amount for the upcoming year by December 15 or as soon thereafter as is practical. On 30 days written notice, Landlord may revise the estimate and adjust the Additional Rent payable by Tenant accordingly.

     B. Special Provisions for Calendar Year 1995. Landlord estimates Operating
        __________________________________________
Expenses and Real Estate Taxes for 1995 (determined by annualizing the Operating Expenses and Real Estate Taxes allocable to the remainder of 1995 following the Commencement Date) at $1.60 per square foot. On signing this Lease, Tenant will deposit $16,773.33 (i.e., 125,800 x $1.60/12) with Landlord. Landlord will apply this sum to the payment of




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Additional Rent accruing from the Rent Start Date through the last day of the month in which the Rent Start Date occurs, and will apply the balance, if any, as a credit against the Additional Rent due under the next sentence. On the first day of the following month and each successive month thereafter through December 1995, Tenant will pay, as Additional Rent, the sum equal to the Square Footage multiplied by $1.60/12. With respect to the period from the Commencement Date to the day prior to the Rent Start Date, Tenant will be liable for utilities used by Tenant or its agents and the management fee, but will not be liable for the other components of Operating Expenses and Real Estate Taxes.

     C. After the end of each calendar year, Landlord will determine the actual amount of Operating Expenses and Real Estate Taxes for that calendar year and give Tenant a written certification of that amount. Any overpayment or underpayment will be due from Landlord or Tenant, as the case may be, within thirty (30) days after Tenant receives the certification. This will be true even if the Term has ended, it being the parties' express intent that the obligation of the previous sentence survive termination or expiration of the Term.

     D. "Real Estate Taxes" for any given calendar year means all real estate taxes and all installments of special assessments levied against the Parcel and first due and payable in that year.

     E. "Operating Expenses" means generally all expenses incurred by Landlord in the operation of the Building and the maintenance and repair of the Parcel grounds of a type normally incurred in the operation of similar buildings (excepting only those costs declared by Article 11 to be Landlord's sole responsibility and not subject to reimbursement, and Landlord's debt service on any loan incurred to finance the Property). This term includes a management fee equal to 4.0 per cent of the all rent, Base and Additional, payable by Tenant.

     F. Notwithstanding anything herein to the contrary, if the Carver County assessor increases the estimated market value of the Building because of improvements made to the Premises by Tenant or at Tenant's request, Landlord shall have the right to allocate Real Estate Taxes into three categories--(1) those resulting from these improvements, (2) those resulting from the improvements made to the Building by or at the request of other tenants, and
(3) the remainder, i.e., Real Estate Taxes not resulting from improvements described in the previous two categories--and to require Tenant to pay, as Additional Rent, 100% of category (1) and the Tenant's Proportionate Share of category (3) rather than the Tenant's Proportionate Share of Real Estate Taxes. The amount so allocated to category one and category two will be the portion of the overall estimated market value for property tax purposes which is attributable to the improvements within each category, according to the Carver County assessor; provided, however, that if the assessor fails to inform Landlord, on request, of the portion of EMV attributable to the

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categories, then Landlord will allocate Real Estate Taxes to each of the various improvements within categories one and two, in accordance with the following formula, A x B/C, where A is the principal amount of the cost of the improvement, as shown on the building permit(s) obtained to construct the improvement, B is the per square foot estimated market value (for purposes of determining property taxes for the calendar year at issue) for the "land only" within the Parcel, and C is the per square foot estimated market value for the land only within the Parcel as of January 2 of the year following the year in which the improvement was completed.

     G. Notwithstanding anything herein to the contrary, Landlord shall have the right to allocate to Tenant 100% rather than Tenant's Proportionate Share of any particular expense, otherwise qualifying as an Operating Expense, which benefits Tenant but no other tenant of the Building or which arises solely because of Tenant's activities or defaults, and may similarly allocate 100% of the portion of any general expense arising from activities by Tenant creating such expense disproportionately).

     H. The term "Tenant's Proportionate Share" means the Square Footage divided by the square footage within the Building (excluding, unless, until, and then to the extent actually leased, the penthouse and spur track area), measured in the same way as this Lease calls for the Square Footage to be measured, without deduction for stairwells, columns, and other unusable space within a leased area.

     I. Tenant shall have the right to review and audit, at its own expense, Landlord's records concerning Operating Expenses.

     8.  Permitted Uses; Certain Restrictions.  Tenant may use the Premises only
        ______________________________________

for office purposes, one or more laboratories, and general warehouse purposes, and uses incidental thereto. Without limitation, manufacturing, without Landlord's prior written consent, not to be unreasonably withheld, is prohibited. Notwithstanding anything herein to the contrary, Tenant will comply with all local, state, and federal laws regulating the use of the Building; will not conduct unlawful activities in the Premises; will not do anything to create any unusual nuisance, noise, odor, or otherwise interfere with or disturb any other tenant of the Building in its normal business operations or Landlord in its management of the Building; and will not bring onto the Parcel, without Landlord's prior written consent, any Hazardous Substance (as defined below) other than gasoline or fuel oil or a substance deemed a Hazardous Substance only when present in quantities greater than the quantity maintained by Tenant on the Parcel.

     9.  Environmental Indemnity.  Tenant shall defend, indemnify, and hold
        _________________________

Landlord harmless from and against any and all actions, claims, proceedings, causes of action, damages, losses, and expenses (including, without limitation, attorneys' fees and

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environmental engineering fees), arising from any use, handling, or release of a
Hazardous Substance by Tenant (or anyone for whom it is legally liable) on the Parcel or in connection with Tenant's use of the Premises. Landlord represents that, to the best of its actual knowledge, no leak, spill, release, discharge, emission, treating, generating, or disposal of any Hazardous Substance has occurred on the Parcel as of July 25, 1995, that no Hazardous Substance is being stored on the Parcel as of that date, and that the soil, groundwater, and soil vapor on or under the Parcel is free of any Hazardous Substance as of that date. Landlord will defend, indemnify, and hold Tenant harmless from and against any and all actions, claims, proceedings, causes of action, damages, losses, and expenses (including, without limitation, attorneys' fees and environmental engineering fees), arising from any breach of this representation. "Hazardous Substance" means any pollutant or other toxic or hazardous waste, or other substance regulated by any applicable law relating to environmental matters and any materials containing friable asbestos, urea formaldehyde or polychlorinated biphenyls. No waiver of Liability provision set forth in the Article of this Lease addressing insurance shall apply to this indemnity. This Indemnity shall survive expiration or termination of the Lease.

     10. Parking Regulations. "Common Area" means the portion, if any, of the
        _____________________
Parcel designated by Landlord for the use of all tenants of the Building. At present, the only "Common Area" is the parking lots and Landlord does not contemplate making any portion of the Building into a Common Area.

     Tenant will comply with such reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care, cleanliness, or orderly management of the Building (including, without limitation, rules designed to preclude trespassers from entering the Building) or the Common Area. No more than 125 parking spaces are to be occupied at any one time by Tenant and its agents, employees, and other invitees; provided, however, that if, when, and so long as the Premises contains more than 25,000 square feet of office space, the number of spaces available for the use of Tenant and its invitees will be 125 plus the number of parking stalls required, per city ordinance, for the office space in excess of 25,000 (it being understood, however, that Landlord may require Tenant to pay for the construction of additional parking stalls within the Parcel in accordance with Article 12). Overnight storage of vehicles and the storage at any time of any other property in the parking lots is prohibited.

     Landlord may regulate parking and allocate parking spaces within the Parcel to Tenant and/or to the Building's other lessees, if the need arises. Landlord has the right, in the event of such an allocation, to designate specific space numbers for Tenant's exclusive use and Tenant shall use those spaces only; provided, however, that Landlord shall, in making such a designation, consult with Tenant and use its best efforts to

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designate spaces in locations acceptable to Tenant. Notwithstanding anything herein to the contrary, however, Landlord will always allocate to Tenant no less than 125 parking stalls in the parking lots existing on the Parcel as of the Commencement Date.

     11. Maintenance and Repairs. Tenant will keep the Premises continuously in
        _________________________
a neat, clean, and sanitary condition, and in as good condition as when turned over to it, reasonable wear and tear excepted. This maintenance and repair obligation extends to all interior walls, doors, windows, plumbing, and electrical fixtures within the Premises, except as these obligations may be covered by manufacturer or contractor warranties, and includes the obligation to replace any objects serving the Premises exclusively when replacement, as opposed to repair, becomes appropriate.

     Excepting matters that are Tenant's obligation under this Article, Landlord will maintain and manage the Building and the Parcel by providing such services as is customary for like buildings in this area. Except as provided elsewhere in this Lease concerning damage caused by Tenant not subject to a waiver of claims, Landlord shall, at its sole expense, maintain, repair, and replace the Building's roof and load bearing walls, floors, and columns.

     Notwithstanding anything herein to the contrary, Landlord shall have the right to perform, as a reimbursable Operative Expense, all other maintenance and repairs, otherwise Tenant's obligation under this Article, if of a nature as to affect other tenants in the Building. E.g., repairs to a part of the HVAC system affecting more than one Tenant.

     If Tenant fails to maintain or repair the Premises as required in this Lease after written notice shall have been given Tenant, and after Tenant has had a reasonable time to make the repairs, Landlord may make such repairs, at Tenant's expense, without liability to Tenant for any ensuing loss or damage.

     12. Alterations. Subject to the conditions set forth in this Article, Tenant has the right to remodel the Premises, at its own expense, so as to make it more suitable for Tenant's needs as office, warehouse, and laboratory space. The term "Alterations" means the changes to the Premises resulting from this remodeling. Tenant must carry out all such Alterations in a good, workmanlike manner and in accordance with all applicable building codes and the American Disabilities Act. Tenant must provide Landlord with copies of all plans and specifications for Alterations costing more than $5,000, in final, as-built form or as close to final, as-built form as Tenant possesses. Tenant must provide Landlord with copies of all construction contracts, warranties, and guaranties related to the Alterations. Tenant may not alter the walls, floor, roof, or structural columns without Landlord's prior written consent, not to be unreasonably

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withheld. Tenant will not permit any mechanic's, materialmen's, or other liens to arise as a result of any Tenant alteration, will immediately notify Landlord of any such lien and shall cause the lien to be discharged within 10 days of its filing or make other arrangements, satisfactory to Landlord, to protect Landlord's interest from the lien.

     Additional condition: If Tenant carries out any Alteration that increases the Premises' office space, as classified for purposes of laws regulating the number of parking stalls that must be available for Tenant's use, beyond 25,000 square feet, Tenant will be obligated to pay Landlord an amount, as reasonably estimated by Landlord, sufficient (at the time the new stalls are to be constructed) to pay for the creation of new striped and blacktopped parking stalls (with curbs and gutters, together with any other feature required by city ordinance) on the Parcel equal in number to the number of stalls required by city ordinance for office space in the amount being added. For example, if Tenant adds 10,000 square feet of office, and city ordinance specifies 4 stalls per 1,000 square feet of office-finished space, Tenant is obligated to pay for the creation of 40 new stalls. Notwithstanding the foregoing, however, (a) Tenant need not pay this amount unless and until Landlord is ready to start construction on the new stalls, (b) Tenant need not pay this amount unless and until the number of stalls, as existing on the Parcel as of July 1, 1995, is less than either (i) the number city ordinance requires Landlord to make available to the persons or entities then actually leasing portions of the Building, given their respective uses, or (ii) the number that Landlord has agreed to make available to the persons or entities then actually leasing portions of the Building (even if that number is higher than that required by city ordinance, it being understood that Landlord shall have the right at all times to commit to other tenants any and all parking stalls existing on the Parcel as of July 1, 1995, other than the 125 stalls which Landlord will make available to Tenant, and any and all new stalls constructed by Landlord thereafter without payment or reimbursement by Tenant under this Article), and
(c) Tenant need not pay for any stalls first constructed after termination or expiration of the Lease. Landlord will use its best efforts to cooperate with Tenant to ensure that the additional, new stalls are completed in a timely manner and by the time Tenant will need additional stalls because of the new office space. Upon completion of the new stalls, Landlord will increase the number of stalls available to Tenant by the number of new stalls and will use its best efforts to satisfy any reasonable requests of Tenant as to the additional stalls to be assigned to Tenant. For example, if Tenant starts with 125 stalls and Landlord builds 40 new stalls, at Tenant's expense per this provision, Tenant will be entitled to use 165 parking stalls. Landlord need not, however, assign to Tenant the particular new stalls constructed at Tenant's expense, i.e., Landlord may assign to Tenant other, existing stalls, hitherto unavailable for Tenant's use.

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     Any Alteration meeting the legal definition of a fixture shall become
Landlord's property immediately. Notwithstanding the foregoing, (a) Tenant shall maintain all such Alterations in good repair and condition during the Term and
(b) Landlord may require Tenant to remove, at Tenant's expense, at the expiration or termination of the Term, any Alteration whereby Tenant converted warehouse space to office space so as to increase the office space in the Premises beyond 25,000 square feet, to repair any damage to the Building or Premises caused by the installation or removal of any such Alteration, and to restore the Premises to its condition as of the Commencement Date, normal wear and tear excepted. If a particular Alteration increases the office square footage from less than 25,000 square feet to more than that amount, Landlord may require Tenant to remove the Alteration only as to an amount of square footage equal to the number of office square footage minus 25,000, and shall have the right to reasonably specify the particular square footage to be restored (provided, however, that the square footage thus specified for restoration shall in no event include the approximately 12,500 square feet of space finished as office space as of the Commencement Date. Landlord will not require Tenant to remove any Alterations to warehouse space which do not alter its character as warehouse space.

     13. Signs. Tenant may erect and maintain signs on the Parcel grounds, but
         ______
only with Landlord's prior written consent, not to be withheld unreasonably, as to all particulars about any such sign, including, without limitation, number, placement, size, color, and material. Tenant shall be responsible for ensuring that all such signs comply with zoning and all other applicable laws. Tenant will pay all costs incurred in erecting, maintaining, and removing any such sign upon termination or expiration of the Term.

     14. Utilities. Tenant will pay for all water, gas, heat, light, power,
         __________
telephone and other utilities and services supplied to the Premises, together with any taxes thereon. Tenant will pay such charges for any utility metered so as to measure use by Tenant and no other tenant of the Building directly to the utility provider. Landlord will bill any utilities not so metered to Tenant as an Operating Expense. Tenant shall have no right to require Landlord to install any utility meters at Landlord's expense. Tenant shall have the right to have separate utility meters installed at Tenant's own expense.

     15. Insurance.
         __________

     A. Landlord shall at all times during the term of this Lease insure the Building for full replacement value against loss or damage by fire, explosion, or other insurable hazards commonly covered by an "all-risk" or "extended coverage" policy (including one years' worth of rent interruption coverage), provided that Landlord shall not be obligated to insure against loss or damage to any trade fixtures or personal property belonging to or leased

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by Tenant or against any loss or damage arising from Tenant's use of any
Hazardous Substance. At Landlord's option, Landlord shall not be required to insure against loss or damage to any Alteration that Tenant has the right to remove upon expiration or termination of this Lease or that Tenant must remove, if Landlord so requests, upon the same. Tenant shall not be responsible for payment of any deductible or co-insurance portions of Landlord's fire and extended coverage insurance. Landlord shall also at all times during the term of the Lease maintain public liability insurance in the amounts specified in paragraph 15D in the case of insurance required of Tenant. Landlord will cause Tenant to be named as an additional insured in the policies maintained by Landlord, and Tenant will do the same for Landlord in the policies maintained by Tenant.

     B. Each insurance policy required by this Lease will provide that the insured party has relinquished all rights to recover against the other party to the Lease for loss or damage resulting from perils insured against by the policy. Each party waives any claim against the other based on loss or damage which is covered by insurance or coverable under the insurance policies required by this Lease, whether those policies are maintained or not. Landlord and Tenant will promptly notify their respective insurance carriers of this waiver of claims and subrogation rights.

     C. In the event that the use of the Premises by Tenant increases the premium rate for insurance carried by Landlord on the Property or any Building included within the Premises, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs or uses any electrical equipment that overloads the power lines to the Building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau, and governmental authorities having jurisdiction.

     D. Tenant shall keep in full force and effect, at its expense, a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, under limits of liability not less than: $2,000,000 combined coverage for injury or death to any one person; $2,000,000 for injury or death to more than one person; and $100,000 with respect to damage to property. Such policy or policies shall provide that ten (10) days written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed and thereafter, on request, that such coverage is in full force and effect. Tenant's providing insurance as prescribed herein does not release Tenant from liability to Landlord under applicable law, or otherwise limit that liability, except as to those claims expressly deemed waived under other provisions of this Lease. Tenant will indemnify, defend, and hold Landlord harmless from and against any and all claims of personal injury or property

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damage asserted by Tenant's employees, agents, or any other person, or any other business entity, arising from Tenant's operations on the Premises.

     16. Non-Liability. Unless caused by Landlord's gross negligence or willful
         _____________
misconduct, under no circumstances will Landlord be liable to Tenant or persons claiming through Tenant for: any loss or damage to any property of Tenant or of others by theft or destruction; any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Under no circumstances will Landlord be liable to Tenant or persons claiming through Tenant for any such damage caused by any other tenant, other occupant, or invitee of the Property, or the public, or caused by operations in construction of any private, public or quasi-public work, or caused by the absence or interruption of utilities; any loss or damage resulting from acts of God or any cause beyond Landlord's reasonable control; any loss or damage caused by Landlord's failure to make the Premises available for occupancy by any particular date; or any consequential damages no matter what the cause.

     17. Eminent Domain.
         _______________

     A. If the entirety of the Building and Common Area is condemned (this term includes sales in lieu of condemnation and quick takes), then the Lease will terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination. If otherwise, the Lease will remain in effect but with an equitable abatement of the Base Rent and Additional Rent based on the portion of the Premises rendered unsuitable and the extent of that unsuitability.

     Absent termination, Landlord has the option of reducing or eliminating such unsuitability resulting from a condemnation by restoring or remodeling the Premises or by making available substitute areas of the Building which are acceptable to Tenant.

     B. Landlord is entitled to all condemnation proceeds, no matter what the bases, provided, however, that Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any relocation costs of any resulting damage to Tenant's business.

     18. Damage or Destruction.
         ______________________

     A. Landlord has the option of terminating this Lease at any time if the Building or Premises, as the case may be, are damaged by fire or any other cause to such extent that the restoration

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                                     -99-
cost, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building or Premises, as the case may be, exclusive of foundation, just prior to the occurrence of the damage. The option is exercisable only by the giving of written notice within 90 days of the damage and the termination is effective 30 days after the giving of the notice.

     B. Except where the aforementioned option is exercised, Landlord will promptly restore the Building or Premises, if damaged, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord; and Tenant shall have no right to terminate this Lease as to any part of the Premises.

     C. While the Lease is in effect with respect to any portion of the Premises that has been damaged by fire or other causes so as to be substantially unsuitable for Tenant's purposes, then Base Rent and Additional Rent shall be abated equitably effective as of the date of such damage, except that, if Tenant caused the damage, Tenant will receive no rent abatement if Landlord's insurance rent-interruption coverage bars Landlord from offering such an abatement.

     19. Termination of Lease. Upon termination or expiration of this Lease,
         _____________________
Tenant agrees to do the following on or before the expiration or termination date: (a) remove all signs, personal property, and trade fixtures belonging to or leased by Tenant; (b) perform Tenant's obligations under the last sentence of
Article 12; (c) promptly surrender all keys to Landlord at the place then fixed for payment of rent and inform Landlord of the combinations of any locks and safes that will remain behind; and (d) surrender possession of the Premises or subparts being vacated, broom-clean and in as good condition and repair as the same were in at the commencement of this Lease except for (i) reasonable wear and tear, (ii) Alterations which Tenant is not obligated to remove under the last sentence of Article 12, and (iii) damage or destruction caused by perils customarily covered under fire and extended coverage insurance, acts of God, or by any other cause beyond the reasonable control of Tenant.

     Tenant agrees that Landlord shall have the option, with respect to all or any part of any personal property left behind in violation of this Article, to store it at Tenant's expense or declare it and treat it as having been abandoned by Tenant.

     20. Holding Over. Any holding over without Landlord's written consent after
         _____________
termination or expiration of the Lease is a breach of the Lease entitling Landlord to institute legal actions to dispossess Tenant and to sue Tenant for any damages resulting from the holding over. Any holding over with Landlord's consent will be considered a month-to-month extension of the Lease, with rent payable as provided in the next sentence. In all cases, except insofar as Landlord may hereafter agree in writing, so long as Tenant remains in possession after the termination of the Lease, Tenant agrees to pay Base Rent at one and one-half the rate in effect immediately prior to the termination or expiration of the Lease and to otherwise abide by all the other terms and obligations imposed on Tenant under the Lease.

     21. Default of Tenant.
         __________________

     A. It is a Default for Tenant to: (a) not pay any Base or Additional Rent or other sum when due under the Lease (provided, however, that Tenant shall not be deemed in default until it fails to cure any such delinquency within 3 days after receiving Landlord's written notice of the delinquency); (b) not cure any Lease violation not described by the other clauses of this paragraph within 10 days after Landlord gives notice of the violation (provided Landlord will extend this period so long as cure is possible and Tenant has begun and is diligently pursuing a cure); (c) knowingly violate the Lease on 3 separate occasions during any 12 month period; (d) knowingly misrepresent any material fact in any writing provided to Landlord or pursuant to this Lease; and (f) become insolvent or the subject of a bankruptcy petition or an assignment for the benefit of creditors.

     B. A Default entitles Landlord to exercise all remedies available under law, including the right to re-enter, at its option, the Premises and remove all persons and property from the Premises. Without limitation, Landlord may, at its option, instead of exercising any other rights or remedies available to it under this Lease or otherwise, enter the Premises (if necessary) and perform such acts or spend such sums of money as may be reasonably necessary to cure any Default by Tenant, and the cost incurred, including reasonable attorney's fees, in curing the Default shall be paid by Tenant, as additional rent, within 10 days after receipt of Landlord's invoice.

     C. Should Landlord elect to re-enter the Premises, as herein provided, or should it take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs; third, to all rent accrued and due hereunder from Tenant; and fourth, to a fund to be held by Landlord and applied in payment of future rent as the same may become due and payable from Tenant hereunder. Any surplus remaining upon termination of this Lease shall belong to Landlord. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord. No such re-entry or taking possession of the Premises by Landlord, or reletting, or any other act or omission, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry elect to terminate this Lease for such previous breach.

     D. In addition to its other remedies available because of Tenant's Default, Landlord may elect, by giving written notice, to accelerate unaccrued Base and Additional Rent and hold Tenant immediately liable for the present value (using a 6% per annum time-value of money component) of the sum of all Base and Additional Rent payable during the remainder of the Term. For purposes of this provision, accelerated Additional Rent shall be deemed fixed for each month of the remainder of the Term in the same estimated amount as had been due monthly at the time Landlord gives notice of the acceleration. If Landlord exercises its rights under this paragraph D., Landlord will not thereafter terminate the Lease but rather will credit against Tenant's obligation under this paragraph any rentals, net of the expenses of reletting, it collects from re-letting the Premises with respect to the remainder of the Term; provided, however, that Landlord may terminate the Lease after accelerating the rent if it also waives any right to claim rent on an accelerated basis and limits its remedies to those available under the other paragraphs of this Article. Notwithstanding anything in this Article to the contrary, Landlord waives any legal right to dispossess Tenant by reason of a Default under clauses (a) or (b) of paragraph A., above, if Tenant cures the Default prior to the issuance of an order for a writ of restitution or similar order by a court of competent jurisdiction.

     E. Should Landlord at any time terminate this Lease for any such Default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the worth at the time of such termination of the excess, if any, of the amount of rent and changes equivalent to rent (discounted to present value using a 6% value of money discount factor) reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     F. All expenses, including, without limitation, attorneys' fees, broker's fees, and retro-fit expense, incurred by Landlord by reason of Tenant's breach, whether or not the breach results in the commencement of legal proceedings or involves termination of the Lease, shall be chargeable to Tenant as Additional Rent and payable within 30 days after Landlord invoices Tenant therefor.

     G. No remedy of Landlord's shall be deemed exclusive except insofar as it may be such by operation of law. To the extent the law allows, Landlord's remedies shall be cumulative and exercisable from time to time and as often as Landlord desires.

     22. Rent Due Absolutely. Tenant's obligations to pay Base and Additional
         ____________________
Rent are independent of any other provision of this Lease and such Rent shall be due irrespective of any claim of setoff. All Rent due under this Lease from Tenant to Landlord shall be due at the times specified herein, provided, however, that if Additional Rent payable hereunder is increased, the amount of the increase shall be due on the 30th day following receipt of mailed notice of the increase or when the increase would otherwise be payable, whichever is later. Any monies due under this Lease other than Rent shall be due on the 30th day following receipt of a written invoice for the same. All such Rent or other monies, unless otherwise specified, if not paid when due, shall bear interest at the rate of 18% per annum or the maximum rate permitted by law, whichever is less. Any monies, Rent or otherwise, not paid within 10 days of when first due shall be subject to a $50.00 late fee to cover Landlord's costs of monitoring the delinquency.

     23. Right of Entry. Landlord and Landlord's agents and employees have the
         _______________
right to enter the Premises at all reasonable times with reasonable prior notice to show premises to parties wishing to purchase, lease, or lend against the Building; to make repairs, alterations, and improvements; to inspect the Premises to assess Tenant's compliance with the Lease; to post notices of non-responsibility under Minnesota law with respect to any work on the Premises subject to the Minnesota mechanic's lien statute; and for any other reasonable purpose. Notwithstanding the foregoing, Landlord may enter the Premises at any time in cases of emergency. Any entry for the purpose of showing the Premises to prospective tenants shall be confined to the last six months of the Term.

     24. Assignment and Subletting. Tenant may assign, sublet, or otherwise
         __________________________
transfer any of its rights under this Lease only with Landlord's prior written consent, which consent will not be unreasonably withheld, except that Tenant may assign its rights, without Landlord's consent, to any entity in which Tenant or any wholly owned subsidiary owns more than 50% of the outstanding ownership interests. Once Landlord receives Tenant's written notice, requesting such consent in the case of a bona fide prospective transferee, Landlord shall have 30 days to notify Tenant in writing of Landlord's refusal to give consent and the reasons for that refusal; Landlord's failure to give such notice within those 30 days shall be deemed Landlord's consent to the proposed transfer. Tenant agrees that it shall be deemed reasonable for Landlord to refuse to consent to any transfer to a tenant whose net worth or creditworthiness does not satisfy Landlord's standards for leasing to new tenants of the Building, or to refuse consent so long as Tenant is in default or delinquent in respect to any obligation under this Lease. Tenant further agrees that there may be other reasons why consent should be denied in given instances. Absent an express release signed by Landlord, no assignment, subleasing, or transfer, even if made with Landlord's consent, shall be construed to relieve Tenant from any of its accrued or unaccrued obligations under the Lease. Landlord's right to assign the Lease is unqualified, it being understood, however, that Landlord's right to assign the Lease is not a right to terminate it at will.

     25. Subordination, Attornment, Novation. Tenant agrees to subordinate this
         ____________________________________
Lease to any mortgage now or hereafter placed of record, to attorn to any successor in interest of Landlord (including the mortgagee under any such mortgage upon foreclosure or a transfer in lieu of foreclosure of any such mortgage), and to consent to a novation in the event Landlord conveys the Parcel to a third party, provided, however, that the mortgagee, successor, or third party agrees that, upon obtaining or succeeding to Landlord's interest, it will keep this Lease in effect and abide by its terms until such time as it may be terminated in accordance with its provisions. Tenant shall, within ten (10) business days after receiving Landlord's request, execute and deliver to Landlord an "estoppel certificate," in reasonable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent nor defenses to Tenant's performance under this Lease, or setting forth any such offsets or defenses claimed by Tenant, as the case may be, and certifying such other information as may be reasonably requested.

     26. Notices. Any notice required or permitted under this Lease shall be
         ________
deemed sufficiently given if sent by registered or certified return receipt mail, postage prepaid, to Tenant at FSI International, Inc., 322 Lake Hazeltine Drive, Chaska, Minnesota 55318-1096, and to Landlord at Skyline Builders, Inc., 3647 McKinley St. N.E., Minneapolis 55418, attn: Roland Stinski. Either party may by like written notice at any time designate a different address to which notices shall subsequently be sent or rent be paid. Notices so mailed will be deemed given as of the postmarked receipt date. Notices sent by any other means will be deemed given only upon actual receipt. Rent will be paid to Landlord at the address then applicable for notices and will be deemed tendered at the time of actual receipt unless directed to Landlord as provided above for mailed notices, in which case the postmarked receipt date will be deemed the date of such tender.

     27. Representations. Tenant acknowledges that, except as expressly set
         ________________
forth in this Lease, Landlord has made no representations, promises, or warranties regarding the Premises, Building, Parcel, or this Lease.

     28.  Security Deposit.  Upon signing this Lease, Tenant will deposit
          _________________
$36,696 with Landlord as a Security Deposit. In the event Landlord resorts to the Security Deposit, Tenant will replenish it on demand. The principal amount of the Security Deposit shall bear interest, payable at the time this Lease expires or terminates and Landlord will then be obligated to return the unused portion of the Security Deposit, together with interest accruing at the rate of 4% per annum on the principal balance from time to time. The Security Deposit may be commingled with Landlord's other funds. The Security Deposit will remain constant, at this amount, throughout the Initial Term and Renewal.

     29.  Non-Waiver.  Acceptance of Rent following a Default by Tenant, known
          ___________
or unknown to Landlord, monetary or non-monetary, shall in all cases be deemed a matter of mitigating damages and not a waiver of such Default. Forbearance for any length of time shall not be deemed a waiver by Landlord. Landlord's rights can be waived only by a written express waiver. No other act, statement, or omission of any kind by Landlord shall be deemed to be a waiver of Landlord's rights.

     30.  Savings Clause.  Whenever this Lease grants a party a right to do
          _______________
something, that party has the option but not the obligation to exercise that right. The unenforceability of any provision in this Lease shall not render the Lease unenforceable as a whole. Any indemnity provisions (which term includes defense and hold harmless agreements) and any provisions addressing the parties' obligations upon expiration or termination of the Term shall survive the expiration or termination of the Term.

     31.  Subdivision.  Landlord may subdivide the Parcel at any time. If
          ____________
Landlord subdivides the Parcel, then from and after the effective date of the subdivision, the term "Parcel" shall automatically mean just the legal parcel or those legal parcels, created by the subdivision, containing the Building and any parking lot used by Tenant or available for use by any other tenant of the Building.

     32.  Brokerage Commission.  Tobin Real Estate Company has represented
          _____________________
Tenant in connection with this Lease. Landlord will pay a brokerage commission to Tobin Real Estate Company, on the Commencement Date if this Lease has not been cancelled pursuant to Article 2, equal to one-half the commission calculated based on the standard 7-6-5-4-3 percent formula. Tenant will indemnify Landlord against any claim by Tobin Real Estate Company in excess of the obligation assumed by Landlord in the previous sentence.

     33.  Miscellaneous.  This Lease contains all agreements of the parties
          ______________
pertaining to the Premises or the leasehold contemplated herein. Each party shall be deemed to have drafted this Lease ad the Lease shall not be construed against one party or the other on the premise that one or the other is responsible or more responsible for the drafting.

     34.  Successors and Assigns.  This Lease shall apply to, inure to the
          _______________________
benefit of, and be binding upon the Landlord and Tenant and upon their respective successors in interest and assigns.

     35.  Rider.  This Lease is subject to a single rider, attached hereto and
          ______
incorporated by reference into this Lease.

     IN TESTIMONY WHEREOF, the parties hereto have signed this Lease the day and year first written below.



LANDLORD:                              TENANT:

SKYLINE BUILDERS, INC.                 FSI INTERNATIONAL, INC.


By:  /s/ R. A. Stinski                 By: /s/ J.W. Stewart
   --------------------                   -----------------------------
Its:  President                        Its:  Vice President, Operations
    -------------------                    ----------------------------
Dated:  8/9/95                         Dated:  8/9/95
      -----------------                      --------------------------


                                     -18-


                                     -106-